Exhibit 99
Description of Replacement Capital Covenants of
Wells Fargo & Company and Wachovia Corporation
(1)       On December 5, 2006, Wells Fargo Capital X issued 5.95% Capital Securities and used the proceeds to purchase from the Parent 5.95% Capital Efficient Notes (the Notes) due 2086 (scheduled maturity 2036). When it issued the Notes, the Parent entered into a Replacement Capital Covenant (the Covenant) in which it agreed for the benefit of the holders of the Parent’s 5.625% Junior Subordinated Debentures due 2034 that it will not repay, redeem or repurchase, and that none of its subsidiaries will purchase, any part of the Notes or the Capital Securities on or before December 1, 2066, unless the repayment, redemption or repurchase is made from the net cash proceeds of the issuance of certain qualified securities and pursuant to the other terms and conditions set forth in the Covenant. For more information, refer to the Covenant, which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed December 5, 2006.
(2)       On May 25, 2007, Wells Fargo Capital XI issued 6.25% Enhanced Trust Preferred Securities (Enhanced TruPS®) (the 2007 Capital Securities) and used the proceeds to purchase from the Parent 6.25% Junior Subordinated Deferrable Interest Debentures due 2067 (the 2007 Notes). When it issued the 2007 Notes, the Parent entered into a Replacement Capital Covenant (the 2007 Covenant) in which it agreed for the benefit of the holders of the Parent’s 5.625% Junior Subordinated Debentures due 2034 that it will not repay, redeem or repurchase, and that none of its subsidiaries will purchase, any part of the 2007 Notes or the 2007 Capital Securities on or before June 15, 2057, unless the repayment, redemption or repurchase is made from the net cash proceeds of the issuance of certain qualified securities and pursuant to the other terms and conditions set forth in the 2007 Covenant. For more information, refer to the 2007 Covenant, which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed May 25, 2007.
(3)       On March 12, 2008, Wells Fargo Capital XII issued 7.875% Enhanced Trust Preferred Securities (Enhanced TRUPS®) (the First 2008 Capital Securities) and used the proceeds to purchase from the Parent 7.875% Junior Subordinated Deferrable Interest Debentures due 2068 (the First 2008 Notes). When it issued the First 2008 Notes, the Parent entered into a Replacement Capital Covenant (the First 2008 Covenant) in which it agreed for the benefit of the holders of the Parent’s 5.375% Notes due 2035 (the Covered Debt) that it will not repay, redeem or repurchase, and that none of its subsidiaries will purchase, any part of the First 2008 Notes or the First 2008 Capital Securities on or before March 15, 2048, unless the repayment, redemption or repurchase is made from the net cash proceeds of the issuance of certain qualified securities and pursuant to the other terms and conditions set forth in the First 2008 Covenant. For more information, refer to the First 2008 Covenant, which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed March 12, 2008.
(4)       On May 19, 2008, Wells Fargo Capital XIII issued 7.70% Fixed-to-Floating Rate Normal Preferred Purchase Securities (PPS) (the Second 2008 Capital Securities). The proceeds were used to purchase Remarketable 7.50% Junior Subordinated Notes maturing in 2044 (the Second 2008 Notes) from the Parent. In connection with the issuance of the Second 2008 Capital Securities, the Trust and the Parent entered into a forward stock purchase contract that obligates the Trust to purchase the Parent’s Noncumulative Perpetual Preferred Stock, Series A (the Series A Preferred Stock) and obligates the Parent to make payments to the Trust of 0.20% per annum through the stock purchase date, expected to be March 26, 2013 (the Series A Stock Purchase Date). Prior to the Series A Stock Purchase Date, the Trust is required to remarket and sell the Second 2008 Notes to third party investors to generate cash proceeds to satisfy its obligation to purchase the Series A Preferred Stock. When it issued the Second 2008 Notes, the Parent entered into a Replacement Capital Covenant (the Second 2008 Covenant) in which it agreed for the benefit of the holders of the Covered Debt that, after the date it notifies the holders of the Covered Debt of the Second 2008 Covenant, it will not repay, redeem or repurchase, and that none of its subsidiaries will purchase, (i) any part of the Second 2008 Notes prior to the Series A Stock Purchase Date or (ii) any part of the Second 2008 Capital Securities or the Series A Preferred Stock prior to the date that is 10 years after the Series A Stock Purchase Date, unless the repayment, redemption or repurchase is made from the net cash proceeds of the issuance of certain qualified securities and pursuant to the other terms and conditions set forth in the Second 2008 Covenant. As of December 31, 2010, the Parent has not notified the holders of the Covered Debt of the effectiveness of the Second 2008 Covenant. For more information, refer to the Second 2008 Covenant, which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed May 19, 2008.
(5)       On September 10, 2008, Wells Fargo Capital XV issued 9.75% Fixed-to-Floating Rate Normal PPS (the Third 2008 Capital Securities). The proceeds were used to purchase Remarketable 9.25% Junior Subordinated Notes maturing in 2044 (the Third 2008 Notes) from the Parent. In connection with the issuance of the Third 2008 Capital Securities, the Trust and the Parent entered into a forward stock purchase contract that obligates the Trust to purchase the Parent’s Noncumulative Perpetual Preferred Stock, Series B (the Series B Preferred Stock) and obligates the Parent to make payments to the Trust of 0.50% per annum through the stock purchase date, expected to be September 26, 2013 (the Series B Stock Purchase Date). Prior to the Series B Stock Purchase Date, the Trust is required to remarket and sell the Third 2008 Notes to third party investors to generate cash proceeds to satisfy its obligation to purchase the Series B Preferred Stock. When it issued the Third 2008 Notes, the Parent entered into a Replacement Capital Covenant (the Third 2008 Covenant) in which it agreed for the benefit of the holders of the Covered Debt that, after the date it notifies the holders of the Covered Debt of the Third 2008 Covenant, it will not repay, redeem or repurchase, and that none of its subsidiaries will purchase, (i) any part of the Third 2008 Notes prior to the Series B Stock Purchase Date or (ii) any part of the Third 2008 Capital Securities or the Series B Preferred Stock prior to the date that is 10 years after the Series B Stock Purchase Date, unless the repayment, redemption or repurchase is made from the net cash proceeds of the issuance of certain qualified securities and pursuant to the other terms and conditions set forth in the Third 2008 Covenant. As of December 31, 2010, the Parent has not notified the holders of the Covered Debt of the effectiveness of the Third 2008 Covenant. For more information, refer to the Third 2008 Covenant, which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed September 10, 2008.
(6)       On February 1, 2006, Wachovia Capital Trust III issued 5.80% Fixed-to-Floating Rate Wachovia Income Trust Securities (the First Wachovia Trust Securities) and used the proceeds to purchase from Wachovia Remarketable Junior Subordinated Notes due 2042 (the First Wachovia Notes). In connection with the issuance of the First Wachovia Trust Securities, the Trust and Wachovia entered into a forward stock purchase contract that obligates the Trust to purchase Wachovia’s Non-Cumulative Perpetual Class A Preferred Stock, Series I (the Series I Preferred Stock) and obligates Wachovia to make payments to the Trust of 0.60% per annum through the stock purchase date, expected to be March 15, 2011 (the Series I Stock Purchase Date). Prior to the Series I Stock Purchase Date, the Trust is required to remarket and sell the First Wachovia Notes to third party investors to generate cash proceeds to satisfy its obligation to purchase the Series I Preferred Stock. When it issued the First Wachovia Notes, Wachovia entered into a Declaration of Covenant (the First Wachovia Covenant) in which it agreed for the benefit of the holders of the Wachovia’s Floating Rate Junior Subordinated deferrable Interest Debentures due January 15, 2027 (the Wachovia Covered Debt) that it will repurchase the First Wachovia Trust Securities or redeem or repurchase shares of the Series I Preferred Stock only if and to the extent that the total redemption or repurchase price is equal to or less than the net cash proceeds of the issuance of certain qualified securities as described in the First Wachovia Covenant. In connection with the Wachovia acquisition, the Parent assumed all of Wachovia’s obligations under the First Wachovia Covenant. For more information, refer to the First Wachovia Covenant, which was filed as Exhibit 99.1 to Wachovia’s Current Report on Form 8-K filed February 1, 2006.
(7)       On February 15, 2007, Wachovia Capital Trust IV issued 6.375% Trust Preferred Securities (the Second Wachovia Trust Securities) and used the proceeds to purchase from Wachovia 6.375% Extendible Long Term Subordinated Notes (the Second Wachovia Notes). When it issued the Second Wachovia Notes, Wachovia entered into a Replacement Capital Covenant (the Second Wachovia Covenant) in which it agreed for the benefit of the holders of the Wachovia Covered Debt that it will not repay, redeem or repurchase, and that none of its subsidiaries will purchase, any part of the Second Wachovia Notes or the Second Wachovia Trust Securities on or after the scheduled maturity date of the Second Wachovia Notes and prior to the date that is 20 years prior to the final repayment date of the Second Wachovia Notes, unless the repayment, redemption or repurchase is made from the net cash proceeds of the issuance of certain qualified securities and pursuant to the other terms and conditions set forth in the Second Wachovia Covenant. In connection with the Wachovia acquisition, the Parent assumed all of Wachovia’s obligations under the Second Wachovia Covenant. For more information, refer to the Second Wachovia Covenant, which was filed as Exhibit 99.1 to Wachovia’s Current Report on Form 8-K filed February 15, 2007.
(8)       On May 8, 2007, Wachovia Capital Trust IX issued 6.375% Trust Preferred Securities (the Third Wachovia Trust Securities) and used the proceeds to purchase from Wachovia 6.375% Extendible Long Term Subordinated Notes (the Third Wachovia Notes). When it issued the Third Wachovia Notes, Wachovia entered into a Replacement Capital Covenant (the Third Wachovia Covenant) in which it agreed for the benefit of the holders of the Wachovia Covered Debt that it will not repay, redeem or repurchase, and that none of its subsidiaries will purchase, any part of the Third Wachovia Notes or the Third Wachovia Trust Securities (i) on or after the earlier of the date that is 30 years prior to the final repayment date of the Third Wachovia Notes and the scheduled maturity date of the Third Wachovia Notes and (ii) prior to the later of the date that is 20 years prior to the final repayment date of the Third Wachovia Notes and June 15, 2057, unless the repayment, redemption or repurchase is made from the net cash proceeds of the issuance of certain qualified securities and pursuant to the other terms and conditions set forth in the Third Wachovia Covenant. In connection with the Wachovia acquisition, the Parent assumed all of Wachovia’s obligations under the Third Wachovia Covenant. For more information, refer to the Third Wachovia Covenant, which was filed as Exhibit 99.1 to Wachovia’s Current Report on Form 8-K filed May 8, 2007.
(9)       On November 21, 2007, Wachovia Capital Trust X issued 7.85% Trust Preferred Securities (the Fourth Wachovia Trust Securities) and used the proceeds to purchase from Wachovia 7.85% Extendible Long Term Subordinated Notes (the Fourth Wachovia Notes). When it issued the Fourth Wachovia Notes, Wachovia entered into a Replacement Capital Covenant (the Fourth Wachovia Covenant) in which it agreed for the benefit of the holders of the Wachovia Covered Debt that it will not repay, redeem or repurchase, and that none of its subsidiaries will purchase, any part of the Fourth Wachovia Notes or the Fourth Wachovia Trust Securities (i) on or after the earlier of the date that is 30 years prior to the final repayment date of the Fourth Wachovia Notes and the scheduled maturity date of the Fourth Wachovia Notes and (ii) prior to the later of the date that is 20 years prior to the final repayment date of the Fourth Wachovia Notes and December 15, 2057, unless the repayment, redemption or repurchase is made from the net cash proceeds of the issuance of certain qualified securities and pursuant to the other terms and conditions set forth in the Fourth Wachovia Covenant. In connection with the Wachovia acquisition, the Parent assumed all of Wachovia’s obligations under the Fourth Wachovia Covenant. For more information, refer to the Fourth Wachovia Covenant, which was filed as Exhibit 99.1 to Wachovia’s Current Report on Form 8-K filed November 21, 2007.